UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson, Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2025, Sadot Group Inc. (the “Company”) appointed Catia Jorge as the Chief Executive Officer, effective February 10, 2025. Ms. Jorge succeeds Michael Roper, whose role will transition to Chief Governance and Compliance Officer effective February 10, 2025.
A highly regarded industry veteran, Ms. Jorge brings nearly 30 years of experience in agricultural markets, commodity trading and operational leadership. Since 2016, Ms. Jorge served in various roles in Olam Agri where she most recently served since January 2022 as Brazil Country Head and Vice President/Grains Business Head Latin America for Olam Agri, where she managed a $1.0 billion annual revenue portfolio. Prior to Olam, she held leadership roles at Cargill Agricola South America exporting over seven million metric tons of grain exports annually as well as leadership positions at J. Macedo. Ms. Jorge holds a Masters Degree in Agri-Business from Kansas State University and an MBA in Global Trade from the University of Dallas.
Other than as disclosed herein, there are no arrangements or understandings between Ms. Jorge and any other person pursuant to which Ms. Jorge was selected as an officer of the Company and Ms. Jorge has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Jorge does not have any family relationship with any director or executive officer of the Company.
On February 10, 2025, the Company and Sadot Brasil Ltda. (“Sadot Brasil”), the Company’s wholly owned subsidiary, entered into an Employment Agreement with Ms. Jorge effective February 10, 2025. During the term of the Employment Agreement, Ms. Jorge will serve as Chief Executive Officer for both the Company and Sadot Brasil and will be entitled to a base salary at the annualized rate of $260,000. In addition, Ms. Jorge will be entitled to a one time bonus of $500,000 of which half will be payable upon the 90 day anniversary of her engagement and the balance to be paid on the 180 day anniversary (the “Bonus”). Ms. Jorge will also receive a one time grant of $100,000 in restricted stock grants. Further, the Company will make a contribution of up to $16,000 per annum contribution to a private pension plan. The restricted stock grant vests quarterly over one year in equal quarterly installments commencing January 1, 2025, which shall be priced and issued on the third trading day immediately following the filling the Form 10K Annual Report for such applicable year. The per share price will be the closing price immediately prior to the date of each grant. If Ms. Jorge is terminated by the Company for any reason other than cause Ms. Jorge will be entitled to a severance package of 18 months of salary. Ms. Jorge’s compensation, which, except for the Bonus, is denominated in Brazilian Real, has been converted to U.S. Dollars for the purpose of this disclosure. Please note that the conversion rate used for disclosure purposes is is 6 Reais to every 1 U. S. Dollar as of February 10, 2025. Actual payments to Ms. Jorge will be made in Brazilian Real, and the amounts received may vary based on fluctuations in the exchange rate at the time of payment. This disclosure is intended to provide transparency regarding the compensation agreed upon in the Brazilian Real currency, which is the operational currency for Mr. Jorge’s compensation unless noted otherwise.
As part of the above executive restructuring, Mr. Roper and Jennifer Black, Chief Financial Officer of the Company, entered into new Executive Employment Agreements both dated February 9, 2025, effective February 10, 2025, which replaced their prior employment agreements.
Pursuant to the Executive Employment Agreement entered with Mr. Roper (the “Roper Agreement”), Mr. Roper will transition to the role of Chief Governance and Compliance Officer, reporting directly to the Company’s Chief Executive Officer. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $400,000 consisting of an annual base salary of $250,000 and an annual restricted stock grant of $150,000 vesting quarterly over one year in equal quarterly installments commencing January 1, 2025 which shall be priced and issued on the third trading day immediately following the filing of the Form 10K Annual Report for such applicable year. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually with the annual bonus for the year ended December 31, 2025, to be equal to 75% of the base salary. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such equity grant. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal 18 months of the annual compensation, all bonuses earned and all equity compensation shall be fully accelerated.
Pursuant to the Executive Employment Agreement entered with Ms. Black (the “Black Agreement”), Ms. Black will continue to serve as Chief Financial Officer, reporting directly to the Company’s Chief Executive Officer. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $400,000 consisting of an annual base salary of $325,000 and an annual restricted stock grant of $75,000 vesting quarterly over one year in equal quarterly installments commencing January 1, 2025 which shall be priced and issued on the third trading day immediately following the filing of the Form 10K Annual Report for such applicable year. Ms. Black will be eligible for a discretionary performance bonus to be determined by the Board annually with the annual bonus for the year ended December 31, 2025 to be equal to 75% of the base salary. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such equity grant. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal 12 months of the annual compensation, all bonuses earned and all equity compensation shall be fully accelerated.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements attached to this Form 8-K Current Report as Exhibits 10.1, 10.2 and 10.3.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Sadot Group Inc, Sadot Brasil Ltda. and Catia Jorge dated February 10, 2025
10.2	Executive Employment Agreement between Sadot Group Inc. and Michael Roper dated February 10, 2025
10.3	Executive Employment Agreement between Sadot Group Inc. and Jennifer Black dated February 10, 2025
99.1	Press Release dated February 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Jennifer Black
	Name:	Jennifer Black
	Title:	Chief Financial Officer

Date: February 13, 2025